LSB BANCSHARES, INC. AND
FNB FINANCIAL SERVICES CORPORATION
TO COMBINE IN A MERGER OF EQUALS

Contact: Robert F. Lowe for LSB - 336-248-6500
Pressley A. Ridgill for FNB - 336-369-0900

Greensboro, North Carolina, February 27, 2007. LSB Bancshares, Inc. (NASDAQ:LXBK) and FNB Financial Services Corporation (NASDAQ:FNBF) announced today that they have entered into a definitive agreement to combine in a merger of equals transaction.

Under the terms of the agreement, FNB shareholders will receive 1.07 shares of LSB Bancshares common stock for each of their shares of FNB common stock. The combined organization will have 42 full-service banking offices, total assets of approximately $2 billion and total deposits of approximately $1.6 billion. It will be headquartered in Greensboro, North Carolina and governed by a Board of Directors comprised of 20 directors, 10 from each of the combining institutions. Current LSB Chairman of the Board and Chief Executive Officer Robert F. Lowe will serve as Chairman of the Board and Chief Executive Officer of the company and Chairman of its subsidiary bank. Pressley A. Ridgill, current President and Chief Executive Officer of FNB, will serve as President of the company and President and Chief Executive Officer of the bank. Barry Z. Dodson, Chairman of FNB, will serve as Vice Chairman and lead independent director of the company. The merger is subject to approval by LSB’s and FNB’s shareholders and banking regulators and other customary conditions. The transaction, which is expected to yield approximately $5 million in near term annual cost savings, is scheduled to be completed during the third quarter of 2007.

“This combination will create the sixth largest bank based in North Carolina and will enable us to pursue our vision of leveraging our diverse strengths, achieving sustained earnings growth, expanding our branch network and ultimately seeking acquisition opportunities and merger partners. LSB and FNB are quality focused financial institutions with impressive infrastructures and traditions of excellent service to our customers. There are many other similarities between the two companies. We operate in similar North Carolina communities and have branches in fast growing metropolitan markets. We both have an experienced staff that is empowered to make decisions in order to meet our customers’ banking needs at the local level. LSB and FNB have a shared vision of the future and the integration of our institutions is a natural fit,” said Bob Lowe, Chairman and Chief Executive Officer of LSB. Mr. Lowe added, “I am pleased to join Pressley in the management of our new company. His broad experience in banking at the chief financial, chief operating and chief executive officer levels is an asset which will be critical to our company’s future.”

Mr. Ridgill stated, “We believe this transaction creates a beneficial situation for all our constituencies. Our customers will enjoy our expanded geographic footprint and the communities we serve will benefit from our enhanced and more competitive products and services. Our employees will be partnered with a larger, more vibrant company with more opportunities for advancement, and our shareholders will benefit from significant increased earnings opportunities. The combination provides the opportunity to combine the loan growth available in FNB’s markets with the funding provided by LSB’s strong core deposit base. We will have many opportunities to expand our footprint while preserving our historic roots in Davidson and Rockingham Counties. I look forward to working with Bob and benefiting from his deep knowledge of banking.”

Mr. Lowe noted that “there is no overlap between our branch networks. As a result, we expect minimal staffing modifications in our primary locations of service to our customers.” Mr. Ridgill added that “the current plans for the combined company are to maintain our operation centers in Davidson County and Rockingham County. Our goal in uniting our companies is to grow our presence in all of our markets.”

In connection with the transaction, BankersBanc Capital Corporation is acting as financial advisor and has provided a fairness opinion to LSB, with FNB using Howe Barnes Hoefer & Arnett, Inc. Brooks, Pierce, McLendon, Humphrey & Leonard, L.L.P., regular counsel to both companies, is acting as the legal counsel for the companies charged with effecting the transaction. Brinkley Walser, PLLC and Ward and Smith, P.A., serve as special merger counsel to LSB and FNB, respectfully.

About the Companies

LSB Bancshares, Inc. is the parent company of Lexington State Bank. Lexington State Bank is a community bank based in the Piedmont region of North Carolina and operates 25 branches in Davidson, Guilford, Forsyth, Randolph and Stokes Counties. It has two primary subsidiaries: LSB Investment Services, Inc., which provides non-deposit, non-insured investment alternatives such as mutual funds and annuities through a registered brokerage firm, and Peoples Finance Co. of Lexington, Inc., which offers small loans and dealer financing. The common stock of LSB Bancshares, Inc. is traded on the NASDAQ Global Select Market under the NASDAQ symbol “LXBK.”

FNB Financial Services Corporation is the parent company of FNB Southeast, which is a full service community bank headquartered in Greensboro, North Carolina and providing services through 17 branches throughout its four regions in North Carolina and Virginia. The

Greensboro region serves Guilford and the surrounding North Carolina counties. The Coastal region serves the North Carolina counties of New Hanover, Brunswick and Pender. The Rockingham region serves Rockingham and surrounding counties. The Shenandoah region, headquartered in Harrisonburg, Virginia, serves Rockingham County, Virginia. The Bank provides mortgage services through its subsidiary, FNB Southeast Mortgage Corporation. Securities brokerage services are provided by FNB Southeast Investment Services, Inc. through a registered brokerage firm. The common stock of FNB Financial Services Corporation is traded on NASDAQ Global Market under the symbol “FNBF.”

Additional Information About The Companies and This Transaction

In connection with the merger, LSB will file a registration statement, which will include a joint proxy statement/prospectus to be sent to each company’s stockholders, and each of LSB and FNB may file other relevant documents concerning the merger with the Securities and Exchange Commission (the “SEC”). Stockholders are urged to read the registration statement and the joint proxy statement/prospectus regarding the merger when they become available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information.

You will be able to obtain a free copy of the joint proxy statement/prospectus, as well as other filings containing information about LSB and FNB, at the SEC’s website (http://www.sec.gov). (You will also be able to obtain these documents, free of charge, by accessing LSB’s website (http://www.lsbnc.com), or by accessing FNB’s website (http://www.fnbsoutheast.com).)

LSB and FNB and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of LSB and/or FNB in connection with the merger. Information about the directors and executive officers of LSB is set forth in the proxy statement for LSB’s 2006 annual meeting of stockholders, as filed with the SEC on March 15, 2006. Information about the directors and executive officers of FNB is set forth in the proxy statement for FNB’s 2006 annual meeting of stockholders, as filed with the SEC on March 23, 2006. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the joint proxy statement/prospectus regarding the merger when it becomes available. You may obtain free copies of these documents as described above.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934 as amended. These include statements as to the benefits of the merger, including future financial and operating results, cost savings, enhanced revenues and the accretion/dilution to reported earnings that may be realized from the merger as well as other statements of expectations regarding the merger and any other statements regarding future results or expectations. Each of LSB and FNB intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and is including this statement for purposes of these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of each of LSB and FNB, are generally identified by the use of words such as “believe,” “expect,” “intend,” “anticipate,” “estimate,” or “project” or similar expressions. The companies’ respective ability to predict results, or the actual effect of future plans or strategies, is inherently uncertain. Factors which could have a material adverse effect on the operations and future prospects of each of LSB and FNB and their respective subsidiaries include, but are not limited to: the risk that the businesses of LSB and/or FNB will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; expected revenue synergies and cost savings from the merger may not be fully realized or realized within the expected time frame; revenues following the merger may be lower than expected; customer and employee relationships and business operations may be disrupted by the merger; the ability to obtain required governmental and stockholder approvals, and the ability to complete the merger on the expected timeframe; changes in interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. government, including policies of the U.S. Treasury and the Federal Reserve Board; the quality and composition of the loan and securities portfolios; demand for loan products; deposit flows; competition; demand for financial services in the companies’ respective market areas; their implementation of new technologies; their ability to develop and maintain secure and reliable electronic systems; and accounting principles, policies, and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such jurisdiction.